EXHIBIT 10.10

                             2004 STOCK OPTION PLAN
                                       OF
                             SMARTSERV ONLINE, INC.


      1. Purpose. The purpose of this Plan is: (i) to provide Employees and Non-Employee Directors of the Company and its Subsidiaries an opportunity to acquire a larger personal financial interest in the Company through common stock ownership, (ii) to provide an incentive for Employees and Non-Employee Directors to continue to promote the best long term interests of the Company and its shareholders by creating incremental shareholder value and enhancing its long-term performance, and (iii) to provide an incentive for Employees and Non-Employee Directors to associate or remain associated with the Company. Some or all of the Stock Options granted to Employees (but not Non-Employee Directors) pursuant to this Plan may, but need not, be structured to qualify as Incentive Stock Options.

      2. Definitions. The following definitions shall apply for purposes of this Plan and any agreement relating to a Stock Option:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            (c) "Committee" shall mean the committee of Board members appointed to administer the Plan pursuant to Section 3(a), below, or, if applicable pursuant to Section 3(a), the Board. In cases where the Board administers the Plan, references to the Committee shall be deemed to refer to the Board, except that the Board shall not be subject to the requirements applicable to the Committee under Section 3(a).

            (d) "Common Stock" shall mean shares of common stock, $.01 par value, issued by SmartServ Online, Inc. or such class of shares to which such shares are converted hereafter.

            (e) "Company" shall mean SmartServ Online, Inc.

            (f) "Effective Date" shall mean the date on which this Plan, as hereby amended and restated, is approved by the Board.

            (g) "Employee" shall mean an individual who is an employee of the Company or a Subsidiary under general common law principles. An individual who is an "Employee," as so defined, may also be a member of the Board or the Board of Directors of a Subsidiary (but not a Non-Employee Director).

            (h) "Incentive Stock Option" or "ISO" shall mean a Stock Option that qualifies under section 422 of the Code.

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            (i) "Non-Employee Director" shall mean a member of the Board or the board of directors of a Subsidiary who is not an Employee.

            (j) "Non-Qualified Option" shall mean a Stock Option granted under this Plan that is not an Incentive Stock Option.

            (k) "Plan" shall mean the 2004 Stock Option Plan of SmartServ Online, Inc., as evidenced hereby, or as amended from time to time.

            (l) "Stock Option" shall mean an option issued pursuant to this Plan.

            (m) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Option, each of the corporations other than the last corporation in the chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3. Administration.

            (a) Committee; Board Approval. The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. The Board may designate the Company's Compensation Committee as the "Committee" hereunder provided the Compensation Committee meets the requirements of this Section. Notwithstanding any other provision of the Plan, at all times one of the following two provisions shall apply: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a "non-employee director," within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; or (ii) (A) at least two members of the Committee must qualify as such non-employee directors, (B) any member of the Committee who does not so qualify may not participate in any action of the Committee with respect to the grant of any Stock Option under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board's approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Stock Option. To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an "outside director" under Section 162(m) of the Code and the regulations issued thereunder. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Company shall pay all reasonable expenses of the Committee.

            (b) Powers. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the Employees and Non-Employee Directors to whom Stock Options hereunder shall be granted, (ii) the time or times at which such Stock Options shall be granted, (iii) the amount and form of any Stock Options, including, but not limited to, whether any Stock Option granted to an Employee is structured to be an ISO, and (iv) the limitations, restrictions and conditions applicable to any Stock Option granted to any Employee or Non-Employee Director, including, but not limited to, whether the right to exercise any Stock Option, in whole or in part, will be subject to a vesting schedule. In making such determinations, the Board may take into account the nature of the services rendered by such Employees, or Non-

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Employee Directors or classes thereof, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

            (c) Interpretations. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Stock Options and make all other determinations it deems necessary or advisable for the administration of the Plan.

            (d) Determinations. The determinations of the Committee on all matters regarding the Plan shall be conclusive.

            (e) Nonuniform Determinations. The Committee's determinations under the Plan including without limitation, selection of the individuals to receive Stock Options, the terms and provisions of Stock Options thereof and the agreements evidencing the same, need not be uniform and may be made by it selectively among individuals who receive or are eligible to receive Stock Options under the Plan, whether or not such individuals are similarly situated.

      4. Maximum Limitations. The aggregate number of shares of Common Stock available for grants of Stock Options under the Plan is 200,000 shares, subject to adjustment pursuant to Section 8, below. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

      5. Conditions of Options. Any Stock Option granted pursuant to this Plan shall, by its terms, be subject to the following limitations and conditions:

            (a) Option Price. The option price for each Stock Option shall be the fair market value of the number of shares of Common Stock subject thereto at the time of the grant thereof.

            (b) Term of Option. No Stock Option shall be exercisable after the date that is 10 years from the date it is granted.

            (c) Time of Grants. No Stock Option shall be granted before the Effective Date or more than 10 years after the Effective Date.

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      6. Exercise of Stock Options.

            (a) In General. Subject to Section 5, above, Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company as the Committee shall determine; provided that such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code in the case of an ISO.

            (b) Manner of Exercise of Options and Payment for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Corporate Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if permitted by the terms of the Stock Option, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). In addition, if the terms of a Stock Option so provide, the optionee may pay the exercise price by directing the Company to withhold from those shares of Common Stock that would otherwise be received upon the exercise of the Stock Option that number of shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the Stock Option's exercise price, or the applicable portion of the Stock Option's exercise price if the Stock Option is not exercised in full. The shares of Common Stock so withheld shall not be deemed to have been issued for purposes of the aggregate-share limitation set forth in Section 4, above. As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

            (c) Exercise During First Six Months. A Stock Option may be exercised during the first six months of its term only to the extent that its exercise would not violate the provisions of Section 16 of the Securities and Exchange Act of 1934 and the applicable regulations thereunder, as amended.

      7. Transferability. No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by an Employee or Non-Employee Director during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance, to the extent permitted by the terms of the Stock Option.

      8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such

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Stock Option, may all be appropriately adjusted as the Committee shall determine for any increase or decrease in the number of shares of issued Common Stock resulting from a division or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.

      9. Dissolution, Merger and Consolidation. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Committee shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to the terms thereof, each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction; provided further, however, that upon a merger or consolidation of the Company in which the Company is not the surviving corporation, in lieu of such notice, each such Stock Option shall be converted to an option to acquire shares of the surviving corporation, the number of which shall be based on the relative values of the Common Stock and such surviving corporation's common stock on the date of such merger or consolidation.

      10. Incentive Stock Options. Some or all of the Stock Options granted to Employees pursuant to this Plan may be options which are intended to be ISOs. Only those Stock Options which, by their terms, are expressly intended to qualify as ISOs shall be considered as such. In addition to the other provisions of this Plan, the provisions of this Section 10 apply to grants of ISOs hereunder. In the event of a conflict between any provision of this Section 10 and provision of any other Section of this Plan, the provision of this Section 10 shall prevail.

            (a) Identity of Optionees. ISOs may be granted only to Employees (and not Non-Employee Directors).

            (b) More-than-10% Shareholders. No Employee may receive an ISO under the Plan if such Employee, at the time the Stock Option is granted, owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary (as defined in Section 424(f) of the Code) thereof, unless the option price for such ISO is at least 110% of the fair market value of the Common Stock subject to such ISO on the date of grant and such ISO is not exercisable after the date that is five years from the date such Stock Option is granted.

            (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each ISO as of the date of grant) of the capital stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) shall not exceed $100,000.

            (d) Shareholder Approval. No Stock Option shall qualify as an ISO unless within 12 months of the Effective Date, this Plan has been approved by shareholders of the

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Company in accordance with all applicable provisions of the Company's corporate charter, bylaws and applicable State law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable State law does not prescribe a method and degree of shareholder approval, the Plan must be approved by a majority of the votes cast at a duly convened meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by a method and degree that would be treated as adequate under applicable State law in the case of an action requiring shareholder approval.

      11. Miscellaneous.

            (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

            (b) No Obligation To Exercise Stock Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

            (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company as described in Section 10(d), above: (i) increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 8, above; (ii) modify the class of eligible Employees under the Plan; or (iii) effect a change relating to an ISO granted hereunder that is inconsistent with
Section 422 of the Code. No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

            (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

            (e) Withholding Taxes. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable prior to the delivery of any certificate or certificates for shares of Common Stock. An optionee may elect to have the Company withhold from those shares of Common Stock that would otherwise be received upon the exercise of any Stock Option a number of shares having a fair market value equal to the minimum (and not more than the minimum) statutory amount necessary to satisfy the Company's applicable federal, state, local and foreign income and employment tax withholding obligations in connection with the exercise of the Stock Option. Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all

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federal, state and local withholding tax requirements (if any) then applicable as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

            (f) Right To Terminate Employment or Service as a Director. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Employee or Non-Employee Director the right to continue in the employment or other service of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment or service of such Employee or Non-Employee Director.

            (g) Rights as a Shareholder. No optionee shall have any right as a shareholder with respect to shares of Common Stock subject to a Stock Option unless and until certificates for such shares are issued to him or her.

            (h) Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Employee or Non-Employee Director. Without limiting the generality of the foregoing, the Board shall be entitled to determine: (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Stock Options granted under the Plan theretofore made to any Employee or Non- Employee Director who takes such leave of absence.

            (i) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be: (i) if the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the trading day immediately preceding such given date; (ii) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the composite tape for the trading day immediately preceding such given date; and (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to an ISO shall be inconsistent with Section 422 of the Code.

            (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is personally delivered to the Corporate Secretary of the Company at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Corporate Secretary at such offices, and shall be deemed delivered to an optionee on the date it is personally delivered to him or her or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

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            (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by federal law.

            (l) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

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